SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Kimco Realty Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	13-2744380
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3333 New Hyde Park Road New Hyde Park, New York	11042
(Address of Principal	(Zip Code)
Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class G Depositary Shares, each of which represents a one-one hundredth fractional interest in a share of 7.75% Class G Cumulative Redeemable Preferred Stock, liquidation preference $2,500.00 per share, of the Registrant

New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       [_]

Securities Act registration statement file number to which this form relates:	333-133908

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1.	Description of Registrant's Securities to be Registered.

Kimco Realty Corporation (the “Registrant”) registers hereunder its Class G Cumulative Redeemable Preferred Stock (the “Preferred Stock”) and the depositary shares representing the Preferred Stock (the “Depositary Shares”). The sections entitled “Description of Preferred Stock,” found on page 26 of the prospectus (the “Prospectus”) forming part of the Registrant’s Registration Statement on Form S-3 (File No. 333-133908) and “Description of Depositary Shares,” found on page 34 of the Prospectus are incorporated herein by reference. The section captioned "Description of Class G Preferred Stock and Depositary Shares" found on page S-12 of the Registrant's prospectus supplement, dated October 2, 2007, filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and forming a part of the S-3 Registration Statement, is also incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are incorporated by reference in this Registration Statement.

99(a)	Form of Deposit Agreement (Incorporated by reference to Exhibit 4(i) included in the S-3 Registration Statement).

99(b)	Articles Supplementary relating to the Registrant’s 7.75% Class G Cumulative Redeemable Preferred Stock, $1.00 par value per share (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

KIMCO REALTY CORPORATION
(Registrant)

By:	/s/ Michael V. Pappagallo
Michael V. Pappagallo
Chief Financial Officer

Date: October 9, 2007